Exhibit 99.1

Contact:	Viewpoint:	Investor Relations:
	Tatyana Yemets	212-201-0800
	212-201-0821	ir@viewpoint.com
tyemets@viewpoint.com

Viewpoint Corporation Announces Third Quarter 2007 Financial Results

New York, NY – November 6, 2007 – Viewpoint Corporation (NASDAQ: VWPT), a leading internet marketing technology company, today announced financial results for the third quarter and nine months ended September 30, 2007.

Viewpoint reported total revenue of $4.5 million for the third quarter of 2007, an 18 percent increase as compared to $3.8 million in the second quarter of 2007 and a 40 percent increase as compared to $3.2 million in the third quarter 2006. Gross profit was $2.4 million for the third quarter of 2007, in line with the second quarter of 2007, and an increase of 3 percent compared to the $2.3 million in the third quarter of 2006.

Patrick Vogt, Chief Executive Officer, commented, “I am pleased with the progress in the third quarter. Our Unicast Ad Delivery platform continues to achieve strong results as we maintain our laser focus on meeting the escalating demand for Premium Rich Media. Our business continues to gain momentum and we are on track to finish 2007 with strong financial results.”

Net loss for the third quarter 2007 was $0.3 million or $(0.00) per share compared to a net loss of $5.2 million, or $(0.07) per share in the second quarter 2007 and a net loss of $12.3 million, or $(0.18) per share, in the third quarter 2006. Operating loss for the third quarter of 2007 was $2.4 million, compared to operating loss of $2.6 million in the second quarter of 2007 and a $13.2 million operating loss for the third quarter of 2006. Both the net loss and operating loss in the third quarter of 2006 included a non-cash goodwill impairment charge of $10.7 million.

Adjusted operating loss (as defined in Financial Measures below) for the third quarter 2007 was $1.5 million, in-line with the second quarter of 2007 and an improvement over a $1.7 million adjusted operating loss in the third quarter of 2006.

For the nine months ended September 30, 2007, the Company reported revenue of $11.7 million, a 10 percent decrease compared to $12.9 million for the same period in 2006. Gross profit for the nine months ended September 30, 2007 was $7.1 million, a 4 percent decrease compared to $7.4 million for the nine months ended September 30, 2006. Viewpoint’s operating expenses for the nine month period ending September 30, 2007 were $14.0 million, compared with $25.8 million for the nine month period ending September 30, 2006.

The Company’s net loss for the nine months ended September 30, 2007 of $7.4 million, or $(0.10) per share, was based on a loss from operations of $6.9 million, which included charges of $1.3 million for non-cash stock based compensation and $1.2 million for depreciation and amortization. This compares to a net loss for the nine months ended September 30, 2006 of $19.1 million, or $(0.29) per share, based on a loss from operations of $18.5 million, which included charges of $1.6 million for non-cash stock based compensation and $0.9 million for depreciation and amortization and a $10.7 million non-cash goodwill impairment charge.

During the first nine months of 2007 the adjusted operating loss was $4.4 million as compared to an adjusted operating loss of $5.2 million for the first nine months of 2006.

Viewpoint’s cash, cash equivalents, and marketable securities as of September 30, 2007 were $3.3 million. This can be compared to cash, cash equivalents, and marketable securities of $5.7 million as of June 30, 2007 and $4.3 million as of December 31, 2006. Accounts receivable was $4.3 million as of September 30, 2007 compared to $3.4 million as of June 30, 2007 and $3.0 million as of December 31, 2006. As previously announced, in October the Company raised $11 million pursuant to a private placement transaction, and closed on the Springbox acquisition. As part of the cost of the acquisition, the Company paid approximately $5 million on closing at the end of October.

FINANCIAL INFORMATION

Management prepares and is responsible for the Company’s consolidated financial statements which are prepared in accordance with accounting principles generally accepted in the United States. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q, which is scheduled to occur on or before November 9, 2007. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

FINANCIAL MEASURES

In addition to the results presented above in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, specifically adjusted operating income. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of the Company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

CONFERENCE CALL

The Company will host a conference call on November 6, 2007 at 9:00 A.M. (Eastern Time) to discuss third quarter 2007 financial results.

The conference call will be available via the Internet in the Investor Relations section of Viewpoint’s Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.earnings.com. If you are not able to access the live Web cast, dial in information is as follows:

Toll-Free Telephone Number:      (800) 603-7883

International Telephone Number:      (706) 643-1946

Passcode:      23281362

Participants should call at least 10 minutes prior to the start of the call.

A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Tuesday, November 13, 2007. Callers should enter the pass code above to access the recording.

ABOUT VIEWPOINT

Viewpoint is a leading Internet marketing technology company, offering Internet marketing and online advertising solutions through the powerful combination of its proprietary visualization technology and a full range of campaign management services including TheStudio, Viewpoint’s creative services group; Unicast, Viewpoint’s online advertising group; and KeySearch, Viewpoint’s search engine marketing consulting practice. Viewpoint’s technology and services are behind the online presence of some of the world’s most esteemed brands, including AOL, GE, Sony, and Toyota. More information on Viewpoint can be found at www.viewpoint.com.

The company has approximately 140 employees with offices in New York, NY, Los Angeles, CA, Austin, TX and London, UK.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint’s current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint’s actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in Viewpoint’s filings and reports on file with the Securities and Exchange Commission.

Copyright © 2007 Viewpoint Corporation. All Rights Reserved. Viewpoint, Unicast, TheStudio by Viewpoint and KeySearch are trademarks or registered trademarks of Viewpoint Corporation.

VIEWPOINT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2007	2006	2007
Revenue:
Advertising systems	$2,004	$961	$1,426
Search	1,533	1,460	1,726
Services	954	786	680
Licenses	19	4	5
Total revenue	4,510	3,211	3,837

Cost of revenue:
Advertising systems	1,350	399	913
Search	29	39	28
Services	747	455	509
Licenses	3	-	-
Total cost of revenue	2,129	893	1,450
Gross profit	2,381	2,318	2,387

Operating expenses:

Sales and marketing	1,118	1,454	1,322
Research and development	892	982	804
General and administrative	2,301	2,102	2,507
Depreciation	147	113	113
Amortization of intangible assets	282	222	230
Impairment of goodwill	-	10,655	-
Total operating expenses	4,740	15,528	4,976

Loss from operations	(2,359)	(13,210)	(2,589)

Other income (expense):
Interest and other income, net	68	95	61
Interest expense	(202)	(213)	(200)
Changes in fair values of warrants to purchase common stock and
conversion feature of convertible notes	2,254	1,021	(2,418)
Total other income (expense)	2,120	903	(2,557)
Loss before provision for income taxes	(239)	(12,307)	(5,146)

Provision for income taxes	17	30	16
Net loss from continuing operations	(256)	(12,337)	(5,162)

Net loss	$(256)	$(12,337)	$(5,162)

Basic and diluted net loss per common share:	$(0.00)	$(0.18)	$(0.07)

Weighted average number of shares outstanding-basic and diluted	82,619	67,361	76,577

VIEWPOINT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Revenue:
Advertising systems	$4,540	$5,569
Search	4,744	4,822
Services	2,353	2,430
Licenses	30	82
Total revenue	11,667	12,903

Cost of revenue:
Advertising systems	2,715	3,638
Search	100	113
Services	1,737	1,766
Licenses	3	8
Total cost of revenue	4,555	5,525
Gross profit	7,112	7,378

Operating expenses:

Sales and marketing	3,635	4,481
Research and development	2,506	3,138
General and administrative	6,886	6,687
Depreciation	375	337
Amortization of intangible assets	640	443
Impairment of goodwill	-	10,655
Restructuring charges	-	92
Total operating expenses	14,042	25,833

Loss from operations	(6,930)	(18,455)

Other income (expense):
Interest and other income, net	180	264
Interest expense	(606)	(709)
Loss on conversion of debt	-	-
Changes in fair values of warrants to purchase common stock and
conversion feature of convertible notes	(7)	(151)
Total other income (expense)	(433)	(596)
Loss before provision for income taxes	(7,363)	(19,051)

Provision for income taxes	45	56
Net loss from continuing operations	(7,408)	(19,107)
Adjustment to net loss on disposal of discontinued operations	-	-

Net loss	$(7,408)	$(19,107)

Basic and diluted net loss per common share:	$(0.10)	$(0.29)

Weighted average number of shares outstanding-basic and diluted	75,677	66,253

VIEWPOINT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(Unaudited)

	September 30, 2007	December 31, 2006
Assets

Current assets:
Cash and cash equivalents	$1,531	$4,154
Marketable securities	1,725	113
Accounts receivable, net	4,345	3,037
Prepaid expenses and other current assets	679	543
Total current assets
	8,280	7,847

Restricted cash	591	190
Property and equipment, net	802	1,023
Goodwill	15,103	14,882
Intangible assets, net	3,779	3,689
Other assets	60	56
Total assets
	$28,615	$27,687

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,527	$1,660
Accrued expenses	426	401
Deferred revenue	177	70
Current portion of notes payable	488	389
Accrued incentive compensation	545	545
Current liabilities related to discontinued operations	231	231
Total current liabilities
	4,394	3,296

Accrued expenses - Deferred Rent	160	232

Warrants to purchase common stock	1,877	467
Subordinate notes	2,529	2,456
Unicast notes	1,420	1,541

Stockholders’ equity
Preferred stock	-	-
Common stock	83	68
Paid-in capital	312,157	306,214
Treasury stock	(1,015)	(1,015)
Accumulated other comprehensive loss	4	14
Accumulated deficit	(292,994)	(285,586)
Total stockholders’ equity	18,235	19,695
Total liabilities and stockholders’ equity
	$28,615	$27,687

VIEWPOINT CORPORATION

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED OPERATING INCOME
(LOSS)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2007	2006	2007	2007	2006

Loss from Operations	$(2,359)	$(13,210)	$(2,589)	$(6,930)	$(18,455)
Plus (Less):
Stock based Compensation:
COS-Ad Systems	5	10	4	13	15
COS – Services	10	25	9	26	126
Sales and marketing	90	104	91	267	395
Research and development	29	67	26	83	261
General and administrative	218	247	513	944	819
Depreciation:	169	137	140	450	415
Amortization:	310	250	258	724	527
Impairment of Goodwill	-	10,655	-	-	10,655
Restructuring charges	-	-	-	-	92

Adjusted Operating Income (loss)	$(1,528)	$(1,715)	$(1,548)	$(4,423)	$(5,150)